EXHIBIT 99.1

Tamino Minerals, Inc. Provides Update on Stop Sign Removal

MONTREAL, Dec. 13, 2019 (GLOBE NEWSWIRE) -- Tamino Minerals, Inc., a mineral exploration and development company, (“Tamino” or the “Company”) (OTC Markets: TINO), www.taminominerals.ca, is pleased to update shareholders that it is planning to become Pink Current very soon on OTC Markets abiding to OTC Disclosure Guidelines.

It is also important that we have no plans to make a Reverse Split, our Share Structure is rated perfect by our treasured shareholders.

Update on Plans to Disclose Current Status on SEC Filings

This information and other additional information will enable the company to finalize an audit that has already started. The fact that we have posted nine 8-K’s in the last few weeks, including this one, has generated awareness within regulators that we are going to become fully reporting soon. We will continue to acquire claims within the projects and extend our current positions within the areas of interest. We are also working on other acquisitions.

Once the company is Fully Audited, we will prepare and present a S-1 Registration Statement in order to up list our Securities. The company is in conversation with a Securities Lawyer and Special Consultant on how to better prepare this filing.

RELEVANT FINANCIAL INFORMATION WITHIN OTC MARKETS DISCLOSURE STATEMENT

Just to provide some information in advance to our shareholders, and to feed their eagerness to learn our current financial position we will hereby mention some of the most relevant aspects regarding:

Note 11 – Subsequent Events

Operations. Within 2015, 2016, 2017 and 2018 the company was engaged in exploring for industrial minerals. The company successfully managed to target several claims on different states of different industrial minerals. During this period the price of Gold and Silver was not favorable and raising capital was not feasible. 2018 it improved but still it is not like it is now, the market has improved. 2019 has been better for us with respect to volume and we have been successfully gathering the attention of the market.

The company did invest a small amount of about $30,000 USD on this exploration and development efforts during this period maintaining our Exploration Activities on acquisition mode and not allowing the company to fall into a category and be deemed a Shell Status.

Shareholder Structure. Several of our most important investors and shareholders have requested that before we go current, we advance critical information contained within the Financial Statements within Note 12.

Note 12 – Registration of Stock

The outstanding Common Stock shares at September 30, 2019 consist of the following:

	No. Shares	Par Value

Securities Exchange Act Rule 144 Restricted Issue	220,774,117	$0.00

Pedro Villagran-Garcia MBA	138,774,117

Joseph Berry	33,000,000

Other Shareholders	50,000,000

Free Trading Shares	149,811,161	$0.00

Total at September 30, 2019	370,585,278

The Company is authorized to issue 1,000,000,000 common shares.

*The company is planning to reduce the number of Authorized Shares to 650,000,000 Common Stock Class, par value $0.000001 per share. 1,000,000,000 shares authorized; Current Preferred Stock Class, Series A, par value $0.00 per share. 875,000 Preferred Shares authorized and outstanding.

The company will make further announcements on its other projects as progress is made.

TAMINO MINERALS, INC.

TAMINO MINERALS INC. is exploring for gold and other mineral deposits within a prolific Gold producing State, Sonora.  Under SEC Fair Disclosure Guidelines, persons interested in Tamino Minerals can expect disclosures and updates at OTC Markets, the company’s website, www.TaminoMinerals.ca.

Twitter: www.Twitter.com/TaminoMinerals
Facebook: www.facebook.com/taminominerals
Instagram: www.instagram.com/taminominerals
LinkedIn: www.linkedin.com/company/taminominerals
and YouTube: http://bit.ly/33nPS9n

On behalf of the Board,

 - Pedro Villagran-Garcia -

Pedro Villagran-Garcia, President & CEO
Tamino Minerals, Inc.

For further information, please contact the company at 1 (514) 432-7746 or by email at info@taminominerals.ca

Safe Harbor Statement
Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.